UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015 (November 12, 2015)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On November 12, 2015, the Board of Directors (the “Board”) of NewLink Genetics Corporation (the “Company”) appointed Nicholas Vahanian as a Class II director of the Company to fill the vacancy of a newly created Class II director seat and appointed Paolo Pucci as a Class III director of the Company to fill the vacancy of a newly created Class III director seat. Mr. Vahanian was elected for a term expiring at the Company’s 2016 annual stockholder’s meeting. Mr. Pucci was elected for a term expiring at the Company’s 2017 annual stockholder’s meeting. In connection with these appointments, the Board expanded from six directors to eight directors.
Paolo Pucci is Chief Executive Officer and a member of the Board of Directors of ArQule Inc., a clinical-stage biotechnology company that is researching and developing innovative cancer therapeutics targeting critical biological processes implicated in a wide range of cancers. Prior to joining ArQule, Mr. Pucci worked at Bayer AG, where he was SVP in charge of the Bayer-Schering Pharmaceuticals Global Oncology/Specialized Therapeutics Business Unit. Before that, he was SVP of Bayer’s Global Specialty Business Unit, where he led the creation of the Global Oncology franchise and oversaw the commercial launch of Nexavar® (sorafenib). He also served as President of Bayer’s North America Pharmaceutical Operations and as a member of the Bayer Pharmaceuticals Global Management Committee. Prior to that, Mr. Pucci held positions of increasing responsibility at Eli Lilly, culminating in his appointment as Managing Director, Eli Lilly Sweden. In addition to serving on NewLink’s board, Mr. Pucci serves as an independent director of Dyax Corporation, where he is chairman of the nominating and governance committee and a member of the audit committee. Previously, Mr. Pucci was an independent director and member of the audit committee at Algeta ASA, a leading biopharmaceutical company based in Norway. Mr. Pucci holds an MBA from the University of Chicago Booth School of Business and is a graduate of the Università Degli Studi di Napoli Federico II.
Nicholas Vahanian, M.D., is one of the co-founders of NewLink Genetics. He has served as President and Chief Medical Officer of the company since 2009 and previously served as Chief Operations Officer. His current responsibilities include medical affairs, clinical affairs, regulatory affairs, manufacturing, commercial operations, and human resources. He has extensive experience in clinical trial design and drug development and has led the algenpantucel-L development program, including the IMPRESS trial, the largest trial ever conducted in the United States studying adjuvant therapy for patients with resected pancreatic cancer. Dr. Vahanian began his research career at the National Cancer Institute and subsequently worked at the National Center for Human Genome Research Institute, both at the National Institutes of Health. He worked under the tutelage of Dr. Michael Blaese, a pioneer in the field of human gene therapy. Dr. Vahanian holds a BS in Biology from Virginia Commonwealth University and an MBA from the University of Notre Dame. He attended St. Bartholomew's and Royal London Hospital Medical College and earned his Medical Degree and subsequently completed a Molecular Oncology Fellowship at the John Stoddard Cancer Research Institute.
In accordance with the Company’s compensation program for non-employee directors administered under the Company’s 2010 Non-Employee Directors’ Stock Award Plan, as amended (the “2010 Plan"), on November 12, 2015, the Company granted Mr. Pucci (a) options to purchase 18,822 shares of the Company’s common stock, at an exercise price of $34.96 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on the date of the grant; and (b) restricted stock units for 6,170 shares of the Company’s common stock. Of these equity awards, (i) options to purchase 15,267 shares of the Company’s common stock and restricted stock units for 5,005 shares of the Company’s common stock were granted as initial grants under the 2010 Plan; and (ii) options to purchase 3,555 shares of the Company’s common stock and restricted stock units for 1,165 shares of the Company’s common stock were granted as annual grants under the 2010 Plan. The equity awards granted to Mr. Pucci will vest as follows: (i) 33% of the shares subject to the options granted as an initial grant under the 2010 Plan will vest on the one-year anniversary of the grant date and the remaining 67% of the shares will vest in a series of 24 successive equal monthly installments thereafter; (ii) the shares subject to the restricted stock units granted as an initial grant under the 2010 Plan will vest in a series of three annual installments beginning on the grant date; and (iii) 100% of the shares subject to the options and restricted stock units granted as an annual grant under the 2010 Plan will vest on the earlier of the first anniversary of the grant date and the date of the first annual meeting of stockholders following the grant date. The vesting of the options and restricted stock units assume Mr. Pucci’s continued service on the Board for such periods. The options and restricted stock units are subject to the terms and conditions of the 2010 Plan, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2015.
In connection with his appointment to the Board, Mr. Pucci and the Company entered into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors. The Indemnity Agreement will provide indemnity to Mr. Pucci against liabilities incurred in the performance of his duties to the maximum extent permitted by

Delaware corporate law and the Company’s Bylaws. The Company’s form of Indemnity Agreement is filed as Exhibit 10.11 to the Company’s Form S-1/A filed on November 8, 2011.
The press release announcing the appointment of Messrs. Vahanian and Pucci to the Company’s Board is attached as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 13, 2015, entitled “Paolo Pucci and Nicholas Vahanian Appointed to Board of Directors of NewLink Genetics”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    November 16, 2015

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated November 13, 2015, entitled “Paolo Pucci and Nicholas Vahanian Appointed to Board of Directors of NewLink Genetics”